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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES

NAME                                                        JURISDICTION OF INCORPORATION
----                                                        -----------------------------

AgentSpring Inc.                                            Delaware

BMC Nordic A/S                                              Denmark

BMC Receivable Corporation I B.V.                           Netherlands

BMC Receivable Corporation II B.V.                          Netherlands

BMC Receivable Corporation III                              Netherlands

BMC Receivables Corporation No. 1                           Delaware

BMC Receivables Corporation No. 2                           Delaware

BMC Receivables Corporation No. 3                           Delaware

BMC Receivables Corporation No. 4                           Delaware

BMC Receivables Corporation No. 5                           Delaware

BMC Software (China) Limited                                China

BMC Software (Hong Kong) Limited                            Hong Kong

BMC Software (Thailand) Limited                             Thailand

BMC Software (Philippines) Inc.                             Philippines

BMC Software (Jerusalem) LTD                                Israel

BMC Software (New Zealand)                                  New Zealand

BMC Software A/S (Denmark)                                  Denmark

BMC Software AB (Sweden)                                    Sweden

BMC Software AS (Norway)                                    Norway

BMC Software Asia Pacific Pte Ltd                           Singapore

BMC Software Asia Sdn Bhd                                   Malaysia

BMC Software Australia Pty. Ltd.                            Australia

BMC Software B.V. (The Netherlands)                         Netherlands

BMC Software Belgium N.V.                                   Belgium

BMC Software Canada Inc.                                    Canada

BMC Software Software Cayman II                             Ireland

BMC Software Cayman, LDC                                    Grand Cayman Islands

BMC Software de Argentina S.A.                              Argentina

BMC Software de Mexico, S.A. de C.V.                        Mexico

BMC Software Development France SAS                         France

BMC Software Distribution B.V. (The Netherlands)            Netherlands

BMC Software Distribution de Mexico S.A. de C.V.            Mexico

BMC Software Distribution, Inc.                             Delaware

BMC Software do Brasil Ltda.                                Brazil

BMC Software Education, Inc.                                Delaware

BMC Software Europe                                         Ireland

BMC Software Foundation                                     Texas

BMC Software France SAS                                     France

BMC Software FSC, Inc.                                      U.S. Virgin Islands

NAME                                                        JURISDICTION OF INCORPORATION
----                                                        -----------------------------
BMC Software GmbH (Austria)                                 Austria

BMC Software GmbH (Germany)                                 Germany

BMC Software GmbH (Switzerland)                             Switzerland

BMC Software Holding B.V.                                   Netherlands

BMC Software Holding France SAS                             France

BMC Software Hungary Sales Limited                          Hungary
Liability Company

BMC Software India Private Limited                          India

BMC Software Investment B.V. (The Netherlands)              Netherlands

BMC Software Investment, L.L.C.                             Delaware

BMC Software Israel LTD                                     Israel

BMC Software Israel Sales (2000) Limited                    Israel

BMC Software K.K. (Japan)                                   Japan

BMC Software Korea, Inc.                                    Korea

BMC Software Limited (United Kingdom)                       United Kingdom

BMC Software Mauritius                                      Mauritius

BMC Software OY (Finland)                                   Finland

BMC Software S.A. (Spain)                                   Spain

BMC Software Sales (Poland) Sp.o.o.                         Poland

BMC Software Services de Mexico S.A. de C.V.                Mexico

BMC Software Services, Inc.                                 Delaware

BMC Software Taiwan Limited                                 Taiwan

BMC Software Texas, Inc.                                    Delaware

BMC Software Texas, L.P.                                    Texas

BMC Software Yazilim Hlzmetleri                             Turkey
Limited Sirketi (Turkey)

BMC Software, Srl (Italy)                                   Italy

Boole & Babbage Portugal                                    Portugal
Informatica Limitada

EagleEye Control Software, Ltd.                             Israel

Escamillo Limited                                           Ireland

Evity, Inc.                                                 Delaware

New Dimension Software de Mexico, S.A. de C.V.              Mexico

New Dimension Software, Inc.                                Delaware

OptiSystems Solutions Ltd.                                  Israel

OptiSystems, L.L.C.                                         Delaware

Simulus Limited                                             United Kingdom

Simulus, Inc.                                               Delaware

The European Software Company                               Ireland